Exhibit 99.2

For further information:

Media Contact:

Amy Yuhn

312-564-1378

ayuhn@theprivatebank.com

Investor Relations Contact:

Sarah Lewensohn

312-564-3894

slewensohn@theprivatebank.com

PrivateBancorp Announces

$125 Million Subordinated Debt Offering

CHICAGO, October 11, 2012 — PrivateBancorp, Inc. (NASDAQ: PVTB) today announced that it has commenced an underwritten public offering of $125 million in aggregate principal amount of its subordinated debentures due 2042.  Morgan Stanley and Wells Fargo Securities are acting as joint book-running managers for the offering.

The Company intends to use the anticipated net proceeds from the offering, together with net proceeds from its recently priced underwritten public offering of $75 million of its common stock and existing cash resources, to redeem all $243.8 million of preferred stock that the Company issued to the U.S. Department of Treasury under its Troubled Asset Relief Program (TARP) Capital Purchase Program.  The redemption of the TARP preferred stock is subject to consummation of the offerings and the approval of the Federal Reserve.

The Company’s subordinated debentures will be offered and sold pursuant to a prospectus supplement to the prospectus filed as a part of the Company’s shelf-registration statement on Form S-3.  Investors should read the prospectus supplement and the related prospectus and the other documents that the Company has filed with the Securities and Exchange Commission before investing in the Company’s securities.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Offers may be made only by means of the prospectus supplement and the related prospectus.

A copy of the prospectus supplement and prospectus relating to the offering of the Company’s subordinated debentures may be obtained from Morgan Stanley & Co. LLC by contacting Morgan Stanley & Co. LLC at Morgan Stanley Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY, 10014, telephone: 866-718-1649 or by emailing prospectus@morganstanley.com, or Wells Fargo Securities, LLC at 1525 West W.T. Harris Blvd., NC0675, Charlotte, NC 28262, telephone: 800-326-5897 or by emailing cmclientsupport@wellsfargo.com.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in the markets and communities we serve.  As of September 30, 2012, the Company had 35 offices in 10 states and $13.3 billion in assets.

Forward-Looking Statements

Statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws.  Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain.  Factors which could cause actual results to differ from those reflected in forward-looking statements include, but are not limited to: unforeseen credit quality problems or further deterioration in problem assets that could result in charge-offs greater than we have anticipated in our allowance for loan losses; adverse developments impacting one or more large credits; the extent of further deterioration in real estate values in our market areas, particularly in the Chicago area; difficulties in resolving problem credits or slower than anticipated dispositions of other real estate owned which may result in increased losses or higher credit-related operating costs; continued uncertainty regarding U.S. and global economic recovery and economic outlook, and ongoing volatility in market conditions, that may impact credit quality or prolong weakness in demand for loans or other banking products and services; unanticipated withdrawals of significant deposits; lack of sufficient or cost-effective sources of liquidity or funding; our ability to complete our planned capital raising transactions and fund and complete our anticipated redemption of the preferred stock and common stock warrants we issued to the U.S. Department of the Treasury; loss of key personnel or an inability to recruit and retain appropriate talent; unanticipated changes in interest rates, prolonged low interest rate environment or significant tightening of credit spreads; competitive pricing trends; uncertainty relating to recently proposed regulatory capital rules that could, depending on the nature of our assets, require us to maintain higher levels of regulatory capital; uncertainty regarding implications of recently adopted or proposed rules and regulations, or those remaining to be proposed in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act that may negatively affect our revenues or profitability; other legislative, regulatory or accounting changes affecting financial services companies and/or the products and services offered by financial services companies; or failures or disruptions to our data processing or other information or operational systems.  Forward-looking statements are subject to risks, assumptions and uncertainties and could be significantly affected by many factors, including those set forth in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2011 as well as those set forth in our subsequent periodic and current reports filed with the SEC.  These factors should be considered in evaluating forward- looking statements and undue reliance should not be placed on our forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise, unless required under the federal securities laws.